 Exhibit 3.3

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CERBERUS CYBER SENTINEL CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 2019, AT 9:39 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

7179154 8100 Authentication: 203680721

SR# 20197236232 Date: 09-27-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:39 AM 09/26/2019
FILED 09:39 AM 09/26/2019
SR 20197236232 - File Number 7179154

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CERBERUS CYBER SENTINEL CORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: The name of the corporation is Cerberus Cyber Sentinel Corporation (the "Corporation").

SECOND: That the certificate of incorporation of the Corporation was originally filed with the Delaware Secretary of State on March 5, 2019 (the "Certificate of Incorporation").

THIRD: The Board of Directors of the Corporation, by unanimous written consent pursuant to the General Corporation Law of the State of Delaware, duly adopted the following amendments to the Certificate of Incorporation:

RESOLVED, that Article VII of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

"ARTICLE VII

Unless the corporation consents in writing to the selection of an alternative forum, the United States District Court for the District of Arizona or, if such court lacks jurisdiction, the state district court of Maricopa County, Arizona, shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation's shareholders; (c) any action asserting a claim against the corporation or any director, officer, or other employee of the corporation pursuant to any provision of the Certificate of Incorporation or the By-laws (as either may be amended from time to time) or the Delaware General Corporation Law; and (d) any action asserting a claim against the corporation or any director, officer, or other employee of the corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to (i) the provisions of this Article VII and (ii) jurisdiction and venue in the United States District Court for the District of Arizona and the state district court of Maricopa County, Arizona. If any action within the scope of this Article VII is filed by or in the name of any party subject to this Article VII (a "***violating party***") in violation of this Article VII (a "***violating action***"), the violating party shall be deemed to have consented to (A) the personal jurisdiction of Arizona federal and state courts in connection with any action brought in any such court to enforce this Article VII and (B) having service of process made upon the violating party in any such action by service upon the violating party's counsel in the violating action as agent for such shareholder."

FOURTH: that, by written consent executed in accordance with the General Corporation Law of the State of Delaware, the holders of a majority of the outstanding stock of the Corporation entitled to vote

4822-2001-6539.2

thereon, was given written notice of the proposed amendment to the Certificate of Incorporation and voted in favor of the adoption of the amendment to the Certificate of Incorporation. The necessary numbers of shares, as required by statute, were voted in favor of the amendment.

FIFTH: That said amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this September 25, 2019.

/s/ David G. Jemmett
David G. Jemmett
Chief Executive Officer

4822-2001-6539.2